CAPRI HOLDINGS APPOINTS MAHESH MADHAVAN TO BOARD OF DIRECTORS

London — March 29, 2023 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced that Mr. Mahesh Madhavan will be appointed to the Board of Directors effective March 30, 2023. Mr. Madhavan will join the company’s Compensation and Talent Committee as well as the Governance, Nominating and Corporate Social Responsibility Committee. As of the date of Mr. Madhavan’s appointment, the Capri Holdings Board will again be comprised of eight directors.

Mr. Madhavan is the Chief Executive Officer of Bacardi Limited, the largest privately held international spirits company in the world, having worked at Bacardi for more than 25 years. Prior to becoming Chief Executive Officer of Bacardi in 2017, Mr. Madhavan held a number of leadership roles in different geographies, including Regional President - Europe, Regional President - Africa, Middle East, South & Southeast Asia, Managing Director - India, South & Southeast Asia and Managing Director - Thailand and the Philippines.

“Mahesh’s tremendous global experience leading and growing a consumer goods company with an extensive portfolio of brands and labels will bring a fresh perspective to our Board,” said John D. Idol, Chairman and Chief Executive Officer. “The Board and I believe that his operating expertise and deep understanding of international markets will be instrumental as we continue to focus on driving growth and delivering value for our shareholders. We look forward to his contributions and are delighted to have him join our Board.”

“It is an incredible privilege to join Capri Holdings Board of Directors,” said Mr. Madhavan. “Capri Holdings is comprised of three iconic brands, and I am proud to be a part of the group’s continued success. I look forward to working with the Board to help Capri continue to execute on their growth strategy globally.”

About Capri Holdings Limited

Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements

This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors are set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

FOR MORE INFORMATION:
Investor Relations:
Jennifer Davis
+1 201 514 8234
Jennifer.Davis@CapriHoldings.com

Media:
Press@CapriHoldings.com